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                   EMPLOYMENT AGREEMENT SETTLEMENT AGREEMENT

      This Employment Agreement Settlement Agreement (this "Agreement") is by and Docucon, Incorporated, a corporation organized and existing under the laws of the State of Delaware ("Company"), and Paul M. Nunley, an individual residing in Glenmore, Pennsylvania ("Nunley").

      WHEREAS, Nunley has served as the Vice President, Operations and Technology of Company under an employment agreement made and entered into on June 4, 1999 (the "Employment Agreement"); and

      WHEREAS, this certain Employment Agreement shall be terminated effective March 31, 2000 (the "Effective Date"); and

      WHEREAS, Company and Nunley intend to enter into an at-will employment arrangement; and

      NOW, THEREFORE, for good and valuable consideration of the mutual covenants herein contained and the mutual benefits to be gained by the performance thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      1. Nunley and Company acknowledge and agree that the Employment Agreement is terminated effective on the Effective Date. As of March 31, 2000, Nunley and the Company agree that any further employment relationship between them shall be on an at-will basis, with base salary, perquisites and benefits not less than the corresponding terms in effect under the Employment Agreement immediately prior to the Effective Date, or on such other terms as may be mutually acceptable to each party.

      2. Nunley and Company further acknowledge and agree that upon execution of this Agreement, the Company shall be obligated to pay Nunley or his successor in the event of Nunley's death the aggregate sum of Fifty-NineThousand Four Hundred Sixty and 70/100 Dollars ($59,406.70), which represents all sums due to him for accrued, but unpaid back pay ($15,000.00), accrued vacation earned or to be earned through April 30, 2000 ($5,406.70) and severance on account of the Employment Agreement or otherwise ($39,000.00).

      3. Nunley and the Company agree that the sums payable under paragraph 2 above shall be paid as follows: Two-thirds of such sums shall be paid promptly upon closing and funding of that certain Asset Purchase Agreement, dated March 8, 2000, by and between the Company and Tab Products, Co., and the balance shall be paid promptly at the time the Escrow Agreement (as described in the Asset Purchase Agreement) is terminated, from available cash of the Company less any reasonable provision for additional net costs to wind-down and/or dispose of the Company.

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      4. By this Agreement, Company and Nunley intend to resolve among themselves any and all claims, demands, actions or causes of action (including any in equity), whether known or unknown, contingent or otherwise, of whatsoever kind or nature for or because of any matter or thing done, omitted or suffered to be done by or on behalf of any party hereto (the "Claims").

      5. Except as set forth herein, Nunley and Company and their respective successors, assigns, partners, shareholders, officers, directors, employees, representatives and affiliates further hereby release, indemnify and hold each other harmless from any and all Claims arising prior to and including the date hereof and any other claims, liens causes of action or damages in any way directly or indirectly arising out of their respective obligations under the Employment Agreement or otherwise.

      6. The parties further agree that they shall maintain the confidentiality of the terms of this Agreement, except as required by applicable law.

      7. Nunley and Company further agree to enter into any agreements or execute any further documentation reasonably required by the other to evidence and consummate the agreements set forth herein. In this regard, the parties further agree fully to reasonably cooperate with each other concerning the disposition or resolution of any claims or liabilities asserted by any third party against any of them, concerning the operation of Company (i.e., if any third party asserts false or fraudulent claims against any party hereto, the parties will cooperate with each other for the purpose of refuting and disposing of such claims; all out-of-pocket incurred by Nunley related to the disposition or resolution of such claims or liabilities will be paid by the Company, to the extent of and in accordance with the indemnity obligations of the Company in favor of its employees, officers and directors).

      8. This Agreement shall be construed under and is enforceable pursuant to the laws of the State of Texas. Any dispute under this Agreement shall be resolved in the courts of the state of Nunley's residence.

      9. Each party hereto acknowledges that it has read and understands the effect of this Agreement and that it is executing this Agreement of its own free will, has availed itself of the opportunity to consult with counsel of its own choice. Each party covenants to pay its own legal fees incurred in the negotiation of this Agreement and any matters related to this Agreement.

      10. Notwithstanding any of the above, if Company defaults on its payment obligations set forth herein, this Agreement shall be of no force and effect.

      EXECUTED to be effective the 31st day of March, 2000.

                           [Signature Page to Follow]

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                             DOCUCON, INCORPORATED
                             a Delaware Corporation


                             By: /s/ Douglas P. Gill
                                 --------------------------------
                             Name: Douglas P. Gill
                             Title: President & CEO


                             /s/ Paul M. Nunley
                             ------------------------------------
                             Paul M. Nunley, Individually